UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 11, 2014

Impac Mortgage Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-14100	33-0675505
(Commission File Number)	(IRS Employer Identification No.)

19500 Jamboree Road, Irvine, California	92612
(Address of Principal Executive Offices)	(Zip Code)

(949) 475-3600

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01              Other Events.

Impac Mortgage Holdings, Inc. (the “Company”) is currently in negotiations to acquire the mortgage origination business of a leading mortgage originator, which the Company believes will complement its current origination business model and position the Company to continue the roll out its new ALT QM loan programs to consumers directly.  While negotiations are continuing to proceed, the Company has not yet entered into any definitive agreements related thereto.  Although the Company intends to pursue the acquisition, the Company can make no assurances that the acquireree will continue to negotiate until favorable terms can be reached, nor is there any assurance that such an agreement can or will ever be achieved.  Furthermore, assuming the parties enter into a definitive agreement, the consummation of such acquisition will be subject to certain conditions, including regulatory approvals, transfer of licensing, and approval of each company’s Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPAC MORTGAGE HOLDINGS, INC.

Date: December 11, 2014

	By:	/s/ Ron Morrison
	Name:	Ron Morrison
	Title:	EVP and General Counsel